As filed with the Securities and Exchange Commission on May 25, 2000
                                               Registration No. 333-____________
================================================================================
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  eGLOBE, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                                     13-3486241
          --------                                     ----------
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

1250 24TH STREET, N.W., SUITE 715
          WASHINGTON, D.C.                                20037
---------------------------------------                -----------
(Address of Principal Executive Offices)                (Zip Code)


                                  eGLOBE, INC.
             1995 EMPLOYEE STOCK OPTION AND APPRECIATION RIGHTS PLAN
            ---------------------------------------------------------
                            (Full title of the plans)

                            CHRISTOPHER J. VIZAS, II
                     CO-CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                  eGLOBE, INC.
                        1250 24TH STREET, N.W., SUITE 725
                             WASHINGTON, D.C., 20037
                                 (202) 822-8981
            (Name, address and telephone number of agent for service)

                                    Copy to:
                             STEVEN M. KAUFMAN, ESQ.
                             HOGAN & HARTSON L.L.P.
                           555 THIRTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20004
                                 (202) 637-5600

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                Proposed                 Proposed
    Title of securities            Amount to be            maximum offering price     maximum aggregate            Amount of
     to be registered               registered                 per share (2)          offering price (2)         registration fee
-----------------------------------------------------------------------------------------------------------------------------------
       COMMON STOCK,
      PAR VALUE $.001               3,750,000(1)               $4.2219                  $15,832,012.50              $4,179.65
===================================================================================================================================

(1) Represents shares of Common Stock issuable pursuant to the eGlobe, Inc. 1995 Employee Stock Option and Appreciation Rights Plan, as amended.
(2) Estimated pursuant to Rule 457(h) under the Securities Act solely for purposes of calculating the amount of the registration fee.

Pursuant to Rule 429 under the Securities Act, this Registration Statement also amends the information contained in the earlier registration statement relating to, among other plans, the eGlobe, Inc. 1995 Employee Stock Option and Appreciation Rights Plan: Registration Statement No. 333-15057, filed on October 30, 1996, Registration Statement No. 333-63043, filed on September 8, 1998, and Registration Statement No. 333-88633, filed on October 8, 1999.

================================================================================

                                EXPLANATORY NOTE

     As permitted by General Instruction E to the Form S-8, this Registration Statement incorporates by reference the information contained in three earlier registration statements relating to, among other plans, the eGlobe, Inc. 1995 Employee Stock Option and Appreciation Rights Plan, filed on October 30, 1996, Registration Statement No. 333-15057, filed on September 8, 1998, Registration Statement No. 333-63043, and filed on October 8, 1999, Registration Statement No. 333-88633.

     On January 28, 2000, the Board of Directors of eGlobe, Inc. (the "Company") approved and adopted, subject to stockholder approval, amendments to the Company's 1995 Employee Stock Option and Appreciation Rights Plan (as amended and restated, the "Employee Plan"). The amendments included an amendment to
Article 4 of the Plan to increase the number of shares of Common Stock, par value $.001 ("Common Stock"), of the Company reserved under the Plan from 3,250,000 to 7,000,000. Such increase reflects an increase of an additional 3,750,000 shares of Common Stock. This increase was needed to have options available for grants made to the Company's outside directors and executive officers, as well as employees of Trans Global Communications, Inc., which the Company recently acquired pursuant to a merger of one of the Company's wholly owned subsidiaries with and into Trans Global, and employees of other companies acquired by the Company or that may be acquired in the future. The Company's stockholders approved the amendment to the Plan at the special meeting of stockholders held on March 23, 2000. Accordingly, as amended, the total number of shares of Common Stock available under the Plan is 7,000,000, of which 3,750,000 shares are being registered hereunder.

     A complete description of the amendment to the Plan is included in the Company's definitive proxy statement on Schedule 14A dated February 14, 2000, with respect to the Company's special meeting of stockholders held on March 23, 2000.

ITEM 8. EXHIBITS.

       EXHIBIT NO.                            DESCRIPTION OF EXHIBIT
       -----------                            ----------------------
          4.1                       eGlobe, Inc. 1995 Employee Stock Option and Appreciation
                                    Rights Plan, as amended and restated.

          5.1                       Opinion of Hogan & Hartson L.L.P. with respect to the
                                    legality of the Common Stock registered hereby.

         23.1                       Consent of BDO Seidman, LLP.

         23.2                       Consent of Ernst & Young LLP.

         23.3                       Consent of Berkowitz Dick Pollack & Brant LLP.

         23.4                       Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

         24.1                       Power of Attorney (included on signature page).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on the 24th day of May, 2000.


                                   eGLOBE, INC.



                                   By: /s/ CHRISTOPHER J. VIZAS, II
                                      ---------------------------------
                                      Christopher J. Vizas, II
                                      Co-Chairman and Chief Executive Officer
                                      (Duly Authorized Officer)


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher J. Vizas, II, David Skriloff and Anne
E. Haas, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                               TITLE                                    DATE
         ---------                               -----                                    ----

/s/ CHRISTOPHER J. VIZAS, II            Co-Chairman, Chief Executive Officer and        May 24, 2000
--------------------------------        Director (Principal Executive Officer)
    Christopher J. Vizas, II

/s/ DAVID SKRILOFF                      Chief Financial Officer (Principal              May 24, 2000
--------------------------------        Financial Officer)
    David Skriloff

/s/ ANNE E. HAAS                        Controller and Treasurer (Principal             May 24, 2000
--------------------------------        Accounting Officer)
    Anne E. Haas

         SIGNATURE                               TITLE                                    DATE
         ---------                               -----                                    ----


/s/ ARNOLD S. GUMOWITZ                 Co-Chairman and Director                         May 24, 2000
--------------------------------
    Arnold S. Gumowitz

/s/ DAVID W. WARNES                    Director                                         May 24, 2000
--------------------------------
    David W. Warnes

/s/ RICHARD H. KRINSLEY                Director                                         May 24, 2000
--------------------------------
    Richard H. Krinsley

/s/ DONALD H. SLEDGE                   Director                                         May 24, 2000
--------------------------------
    Donald H. Sledge

/s/ JAMES O. HOWARD                    Director                                         May 24, 2000
--------------------------------
    James O. Howard

                                       Director                                         May 24, 2000
--------------------------------
    Richard Chiang

/s/ JOHN H. WALL                       Director                                         May 24, 2000
--------------------------------
    John H. Wall

/s/ GARY GUMOWITZ                      Director                                         May 24, 2000
--------------------------------
    Gary Gumowitz

/s/ JOHN HUGHES                        Director                                         May 24, 2000
--------------------------------
    John Hughes

                                  EXHIBIT INDEX

           EXHIBIT NO.                            DESCRIPTION OF EXHIBIT
          -------------                          -----------------------
              4.1                       eGlobe, Inc. 1995 Employee Stock Option and Appreciation
                                        Rights Plan, as amended and restated.

              5.1                       Opinion of Hogan & Hartson L.L.P. with respect to the
                                        legality of the Common Stock registered hereby.

             23.1                       Consent of BDO Seidman, LLP.

             23.2                       Consent of Ernst & Young LLP.

             23.3                       Consent of Berkowitz Dick Pollack & Brant LLP.

             23.4                       Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

             24.1                       Power of Attorney (included on signature page).
